EXHIBIT 32

                        SECTION 1350 CERTIFICATION OF CEO

     To my knowledge, this Report on Form 10-Q for the quarter ended June 30, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of Ameriana Bancorp.

                                        By: /s/ Harry J. Bailey
                                           -------------------------------------
                                           Name:  Harry J. Bailey
                                           Title: President and Chief Executive
                                                  Officer


Date: August 13, 2003



                        SECTION 1350 CERTIFICATION OF CFO

     To my knowledge, this Report on Form 10-Q for the quarter ended June 30, 2003, fully complies with the requirements of Section 13(a) or 14(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of Ameriana Bancorp.

                                        By: /s/ Bradley L. Smith
                                           -------------------------------------
                                           Name: Bradley L. Smith
                                           Title: Senior Vice President -
                                                  Treasurer



Date: August 13, 2003